SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

________________

Form 8-K/A

CURRENT REPORT

PURSUANT OF SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT July 28, 2003

KBF POLLUTION MANAGEMENT, INC.
(Exact Name Of Registrant As Specified In Charter)

New York	11-2687588

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1 Jasper Street, Paterson, New Jersey	07522

Address of principal executive	(Zip Code)

973-942-7700
(Registrant's telephone number including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

This Amendment No.1 to our Current Report on Form 8-K dated May 6, 2003, relates to our acquisition of Jones Environmental Services Business unit of R.M. Jones and Company, Inc., Enviro-Safe Corporation and Jones Environmental Services, LLC and Subsidiary. The purpose of this amendment is to provide the financial information required by Items 7(a) and 7(b) of Form 8-K, which information was excluded from the original filing in reliance upon Item 7(a)(4) of form 8-K.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

A. Audited Financial Statements - Environmental Services Business Unit of R.M. Jones and Company, Inc.

(a) Financial Statements of Business Acquired:

(i) Report of Independent Auditors.

(ii) Statements of Assets Acquired and Liabilities Assumed as of December 31, 2002 and 2001.

(iii) Statements of Related Revenues and Expenses for the years ended December 31, 2002 and 2001.

(iv) Notes to Financial Statements for the years ended December 31, 2002 and 2001.

B. Audited Financial Statements - Enviro-Safe Corporation:

(a) Financial Statements of Business Acquired

(i) Report of Independent Auditors.

(ii) Balance Sheet at December 31, 2002 and 2001.

(iii) Statements of Operations for the years ended December 31, 2002 and 2001.

(iv) Statements of Cash Flows for the year ended December 31, 2002 and 2001.

(v) Notes to Financial Statements for the years ended December 31, 2002 and 2001.

C. Audited Financial Statements - Jones Environmental Services, LLC and Subsidiary

(a) Financial Statements of Business Acquired:

(i) Report of Independent Auditors.

(ii) Consolidated Balance Sheets at December 31, 2002 and 2001.

(iii) Consolidated Statements of Operations and Member's Equity (Deficiency) for the years ended December 31, 2002 and 2001.

(iv) Consolidated Statement of Cash Flows for the year ended December 31, 2002 and 2001.

(v) Notes to Consolidated Financial Statements for the years ended December 31, 2001 and 2002.

D. Interim Unaudited Condensed Financial Statements - Environmental Services Business Unit of R.M. Jones and Company, Inc.

E. Interim Unaudited Condensed Financial Statements - Enviro-Safe Corporation

F. Interim Unaudited Condensed Financial Statements - Jones Environmental Services, LLC and Subsidiary

G. Pro Forma Financial Information

Pro Form Financial Statements (unaudited).

(i) Unaudited Pro Forma Statement of Operations for the year ended December 31, 2002.

(ii) Unaudited Pro Forma Statement of Operations for the three-month period ended March 31, 2003.

(iii) Unaudited Pro Forma Balance Sheet as of March 31, 2003.

(iv) Notes to Unaudited Pro Forma Financial Statement.

INDEPENDENT AUDITORS' REPORT

To the Board of Directors,
Environmental Services Business Unit of R.M. Jones and Company, Inc.:

We have audited the accompanying statement of assets acquired and liabilities assumed of the Environmental Services Business Unit of R.M. Jones and Company, Inc. as of December 31, 2002 and 2001 and the related statements of revenues and expenses for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As described in Note 1, the accompanying financial statements were prepared solely to present the assets acquired and liabilities assumed of the Environmental Services Business Unit by Veridium Environmental Corporation, a wholly owned subsidiary of KBF Pollution Management, Inc. pursuant to the purchase agreement dated December 11, 2002 and amended April 25, 2003 and May 2, 2003 and the related revenue and operating expenses of the Environmental Services Business Unit, and are not intended to be a complete presentation of the assets and liabilities or the results of operation of the Environmental Services Business Unit of R.M. Jones and Company, Inc.

The accompanying financial statements have been prepared from the records maintained by R.M. Jones and Company, Inc. and may not necessarily be indicative of the conditions that would have existed or the results of operation if the Environmental Services Business Unit had been operated as an unaffiliated entity. Portions of certain expenses represent allocations made from and applicable to R.M. Jones and Company, Inc. as a whole.

In our opinion, the financial statements referred to above present fairly, in all material respects, the assets acquired and liabilities assumed of Environmental Services Business Unit of R.M. Jones and Company, Inc. as of December 31, 2002 and 2001 and the related revenues and expenses for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/Withum Smith+Brown, P.C.
New Brunswick, New Jersey
July 19, 2003

ENVIRONMENTAL SERVICES BUSINESS UNIT OF R.M. JONES AND COMPANY, INC.
STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
DECEMBER 31, 2002 AND 2001

	2002	2001
ASSETS ACQUIRED
Current Assets:
Cash	$ 48,296	$ 3,455
Accounts receivable, less allowance for doubtful accounts of $-0- in 2002 and $20,312 in 2001	1,986,516	1,879,864
Other receivables	4,224	13,509
Prepaid expenses	17,257	38,303
Total Current Assets	2,056,293	1,935,131
Property and Equipment, Net	86,272	115,256
Due From Affiliates	451,575	340,976
TOTAL ASSETS ACQUIRED	$ 2,594,140	$ 2,391,363
LIABILITIES ASSUMED
Current Liabilities:
Note payable - bank	$ 734,660	$ 426,586
Accounts payable	1,313,417	1,326,674
Accrued expenses	295,311	442,603
Current maturities of long-term debt	21,967	39,856
Total Current Liabilities	2,365,355	2,235,719
Long-Term Debt, Net of Current Maturities	18,816	40,783
TOTAL LIABILITIES ASSUMED	2,384,171	2,276,502

The Notes to Financial Statements are an integral part of these statements.

ENVIRONMENTAL SERVICES BUSINESS UNIT OF R.M. JONES AND COMPANY, INC.
STATEMENTS OF RELATED REVENUES AND EXPENSES
FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

	2002	2001
Revenues, Net	$ 9,796,374	$ 10,710,850
Cost of Sales	7,550,158	8,209,036
Gross Profit	2,246,216	2,501,814
Operating Expenses:
General and administrative	784,134	1,010,387
Selling	1,360,195	1,222,661
Total Operating Expenses	2,144,329	2,233,048
Operating Income	101,887	268,766
Other Income (Expense):
Commission income	16,828	111,167
Interest Income	25,684	16,909
Miscellaneous income	23,314	11,722
Allocated expense	(34,381)	(57,399)
Total Other Income (Expense), Net	31,445	82,399
Net Income	$ 133,332	$ 351,165

The Notes to Financial Statements are an integral part of these statements.

ENVIRONMENTAL SERVICES BUSINESS UNIT OF R.M. JONES AND COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS

Note 1 - Description of Business:

The Environmental Services Business Unit (The "Jones Business") has operated as an operating segment within R.M. Jones and Company, Inc. ("RMJ"). The Jones Business provides hazardous waste management services and operates predominately in Connecticut and Massachusetts. The accompanying financial statements were prepared to present the assets acquired and liabilities assumed of the Jones Business, which was sold to Veridium Environmental Corporation ("Veridium"), pursuant to a purchase agreement, and the related revenue and operating expenses of the Jones Business and are not intended to be a complete presentation of the financial position and results of operations of the Jones Business. The related revenue and operating expenses include waste management revenue, cost of service revenue, and identified operating expenses for the Jones Business.

The Jones Business had no separate legal status as it was an integral part of RMJ's overall operations. As a result, separate financial statements have not been maintained for the operations sold to Veridium. The accompanying financial statements have been prepared from the historical accounting records of RMJ and do not purport to reflect the assets, liabilities, revenue, and direct operating expenses that would have resulted if the Jones Business had operated as an unaffiliated independent company. Since only certain assets are being sold and only certain liabilities are being assumed, statements of cash flows are not applicable.

Note 2 - Summary of Significant Accounting Policies:

Receivables and Credit Policies

Receivables are obligations due from customers under terms requiring payments up to sixty days from the date the services are rendered, depending on the customer. The Jones Business does not accrue interest on unpaid receivables. Customer receivable balances with invoice dates over ninety days old are reviewed for delinquency. Management reviews these accounts taking into consideration the size of the outstanding balance and the past history with the customer. The carrying amount of receivables is reduced by a valuation allowance that reflects management's best estimate of the amount that will not be collected.

Payments of accounts receivable are allocated to specific invoices identified on the customer's remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

Revenue Recognition

Revenues and commission income from brokered product is recognized along with the related costs of disposal and/or transportation at the time of performance of services.

Property and Equipment

Depreciation of property and equipment is recorded using the straight-line method for financial reporting purposes over the estimated useful lives of the assets. Estimated lives for financial reporting purposes are as follows:

Asset	Estimated Life (Years)
Equipment and fixtures	3-7
Vehicles	5

Expenditures for repairs and maintenance are charged to expense as incurred. For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

ENVIRONMENTAL SERVICES BUSINESS UNIT OF R.M. JONES AND COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions. Such estimates and assumptions affect the reported accounts of assets, liabilities and contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from the estimates.

Advertising

Advertising costs are expensed as incurred. Advertising expense amounted to $14,838 in 2002 and $6,832 in 2001.

Income Taxes

A provision for income taxes has not recorded as the results of operations are included in the income tax returns of RMJ.

Retirement Plan

RMJ has a contributory savings plan for salaried employees meeting certain service requirements, which qualifies under Section 401(k) of the Internal Revenue Code in which the employees of The Jones Business participated. Allocated contributions in the plan for 2002 and 2001 were $38,960 and $8,903, respectively for the Jones Business.

Concentration of Credit Risk

The Jones Business maintains cash balances, at times, with financial institutions, which are more than amounts insured by the Federal Deposit Insurance Corporation. Management monitors the soundness of these institutions and considers the risk negligible.

Note 3 - Property and Equipment:

The major classes of property and equipment at December 31, are summarized as follows:

	2002	2001
Equipment and Fixtures	$ 100,440	$ 95,211
Vehicles	92,454	92,454
	192,894	187,665
Less Accumulated Depreciation	106,622	72,409
Property and Equipment, Net	$ 86,272	$ 115,256

During the years ended December 31, 2002 and 2001, depreciation expense was $34,213 and $65,662, respectively.

Note 4 - Related Party Transactions:

The Jones Business incurs transactions with several companies either directly or indirectly owned by the stockholders of RMJ or are controlled under common management. Included in cost of sales are purchases from related companies in the amount of $1,669,793 and $2,297,324 for the years ended December 31, 2002 and 2001, respectively. Sales to these companies amounted to $26,760 and $14,560 for 2002 and 2001, respectively.

Included in the balance sheet at December 31, 2002 and 2001 are accounts receivable in the amount of $59,464 and $87,148 and included in accounts payable is $160,663 and $518,375 of amounts due to/from affiliated companies, respectively.

ENVIRONMENTAL SERVICES BUSINESS UNIT OF R.M. JONES AND COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS

Demand notes receivable from an affiliated company at December 31, are as follows:

	2002	2001
Note - Interest at 6 percent	$ 281,813	$ 281,813
Note - Interest at 9 percent	130,000	--
Other Notes	14,078	42,245
	$ 425,891	$ 324,058

Interest income on the above loans for the years ending December 31, 2002 and 2001 amounted to $25,684 and $16,909, respectively.

Note 5 - Note Payable - Bank:

The Jones Business has a $1,500,000 revolving bank line of credit. The line will expire on July 15, 2004. The line is collateralized by all the assets of RMJ. Interest is imputed at the bank's prime rate plus .25 percent (4.75 percent in total at December 31, 2002). The line of credit agreements contain certain financial covenants, which require, among other things, the maintenance of certain financial ratios. One of these covenants did not allow for RMJ to sell any of its assets. On December 11, 2002, the RMJ entered into an acquisition agreement to sell certain assets causing RMJ to be in technical default on the loans (see Note 8). At the time of closing the balance of the loan was repaid. Revolving line of credit advances are based on 80 percent of all eligible accounts receivable. The balance on the revolving line of credit at December 31, 2002 and 2001 was $734,660 and $426,586, respectively.

Note 6 - Long-Term Debt:

Long-term debt at December 31 consisted of the following:

	2002	2001
Note Payable - Bank, final payments due through December 2004, interest at prime rate plus .25 percent, collateralized by all assets of RMJ	$ 37,634	$ 56,451
Note Payable - Bank, interest at 7.25 percent, due in monthly installments of $823 including principal and interest to May 2003, collateralized by an automobile	3,149	12,443
Note payable - Bank, due in monthly installments of $1,160 including principal and interest to April 2002, collateralized by an automobile	--	4,584
Note payable - Bank, due in monthly installments of $823, including principal and interest to September 2002, collateralized by an automobile	--	7,161
Total	40,783	80,639
Less Current Maturities	21,967	39,856
Long-Term Debt, Net of Current Maturities	$ 18,816	$ 40,783

Aggregate maturities of long-term debt due within the next five years ending December 31, are as follows:

Year	Amount
2003	$ 21,967
2004	18,816
2005 and thereafter	--
Total	$ 40,783

ENVIRONMENTAL SERVICES BUSINESS UNIT OF R.M. JONES AND COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS

Note 7 - Commitments:

The Jones Business leases certain office equipment under non-cancelable operating leases that expire at various times through July 2004. Total lease expense for 2002 and 2001 was $6,267 and $6,073, respectively.

The Jones Business also leases an automobile under a non-cancelable operating lease that expires in May 2003. The Jones Business is responsible for all insurance and maintenance on the vehicles. Total lease expense for 2002 and 2001 was $9,535 and $13,039, respectively, and is included in lease and rental expense.

Minimum future lease payments under all non-cancelable operating leases are as follows:

Year	Amount
2002	$ 6,834
2003	1,828
Total	$ 8,662

Note 8 - Subsequent Event:

In May 2003, Veridium Environmental Corporation, a wholly owned subsidiary of KBF Pollution Management, Inc. ("KBF"), acquired a majority of the assets and assumed a majority of the liabilities of the Environmental Services Business Unit of R.M. Jones & Company, Inc. for approximately $1.25 million in cash and about $2.3 million in debt and equity in KBF. Included in the acquisition was 100 percent of the outstanding equity interest of Jones Environmental Services, LLC, which owns 100 percent of the outstanding equity interest of Jones Environmental Services (Northeast), Inc., the owner and operator of Jones' Massachusetts based treatment, storage and disposal facility. In conjunction with the transaction, the outstanding Note Payable - Bank was repaid in full.

ENVIRONMENTAL SERVICES BUSINESS UNIT OF R.M. JONES AND COMPANY, INC.
NOTES TO FINANCIAL STATEMENTS

INDEPENDENT AUDITORS' REPORT

To the Board of Directors,
Enviro-Safe Corporation:

We have audited the accompanying balance sheets of Enviro-Safe Corporation as of December 31, 2002 and 2001 and the related statements of income, stockholders' deficiency and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Enviro-Safe Corporation as of December 31, 2002 and 2001 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ Withum Smith+Brown, P.C.
New Brunswick, New Jersey
July 18, 2003

ENVIRO-SAFE CORPORATION
BALANCE SHEETS
DECEMBER 31, 2002 AND 2001

	2002	2001
ASSETS
Current Assets:
Cash	$ 40,557	$ 27,136
Accounts receivable, less allowance for doubtful Accounts of $1,190 in 2002 and $-0- in 2001	249,596	180,981
Prepaid expenses	7,228	8,500
Total Current Assets	297,381	216,617
Property and Equipment, Net	230,563	43,048
Deposits	150	150
TOTAL ASSETS	$ 528,094	$ 259,815
LIABILITIES AND STOCKHOLDERS' DEFICIENCY
Current Liabilities:
Accounts payable	$ 135,188	$ 82,071
Accrued expenses	79,389	52,664
Stockholder loans payable	50,000	162,400
Deferred taxes	17,675	3,622
Current maturities of long-term debt	57,994	17,274
Total Current Liabilities	340,246	318,031
Long-Term Debt, Net of Current Maturities	213,958	26,039
Stockholder's Deficiency:
Common stock, no par value, 15,000 shares authorized and issued, 450 shares outstanding	7,600	7,600
Retained earnings	250,015	191,870
	257,615	199,470
Less treasury stock of 14,550 shares, at cost	(283,725)	(283,725)
Total Stockholders' Deficiency	(26,110)	(84,255)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY	$ 528,094	$ 259,815

The Notes to Financial Statements are an integral part of these statements.

ENVIRO-SAFE CORPORATION
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

	2002	2001
Revenues, Net	$ 1,795,453	$ 1,357,076
Cost of Sales	1,435,545	1,092,795
Gross Profit	359,908	264,281
Operating Expenses:
General and administrative	234,049	226,440
Selling	29,482	12,947
Total Operating Expenses	263,531	239,387
Operating Income	96,377	24,894
Other Income (Expense):
Interest income	--	787
Interest expense	(12,646)	(4,576)
Total Other Income (Expense), Net	(12,646)	(3,789)
Income Before Provision for Income Taxes	83,731	21,105
Provision for Income Taxes	25,586	5,790
Net Income	$ 58,145	$ 15,315

The Notes to Financial Statements are an integral part of these statements.

ENVIRO-SAFE CORPORATION
STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIENCY)
FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

	Common Stock		Treasury Stock
	Shares	Amount	Shares	Amount	Retained Earnings	Total
Balance at January 1, 2000	15,000	$ 7,600	--	$ --	$ 176,555	$ 184,155
Purchase of Treasury Shares	--	--	14,999	(292,480)	--	(292,480)
Sale of Treasury Shares	--	--	(449)	8,755	--	8,755
Net Income, 2001	--	--	--	--	15,315	15,315
Balance at December 31, 2001	15,000	7,600	14,550	(283,725)	191,870	(84,255)
Net Income 2002	--	--	--	--	58,145	58,145
Balance at December 31, 2002	15,000	$ 7,600	14,550	$ (283,725)	$ 250,015	$ (26,110)

The Notes to Financial Statements are an integral part of these statements.

ENVIRO-SAFE CORPORATION
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

	2002	2001
Cash Flows From Operating Activities:
Net income	$ 58,145	$ 15,315
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	84,095	23,766
Deferred taxes	14,053	(5,512)
Changes in:
Accounts receivable	(68,615)	(10,842)
Prepaid expenses	1,272	(1,574)
Deposits	--	(150)
Accounts payable	53,117	(15,287)
Accrued expenses	26,725	53,353
Net Cash Provided By Operating Activities	168,792	59,069
Cash Flows Used In Investing Activities:
Purchases of property and equipment	(13,475)	--
Cash Flows From Financing Activities:
Repayment of officer's loans payable	(112,400)	--
Payment of long-term debt	(29,496)	(19,854)
Proceeds from officer's loans payable	--	162,400
Sale of treasury stock	--	8,755
Purchase of treasury stock	--	(292,480)
Net Cash Used In Financing Activities	(141,896)	(141,179)
Net Change In Cash	13,421	(82,110)
Cash at Beginning of Year	27,136	109,246
Cash at End of Year	$ 40,557	$ 27,136
Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for:
Interest	$ 15,046	$ 2,176
Income taxes	$ 9,226	$ 6,287
Supplemental disclosure of noncash financing and investing activities:
Property and equipment acquired through the issuance of long-term debt	$ 258,135	$ 25,444

The Notes to Financial Statements are an integral part of these statements.

ENVIRO-SAFE CORPORATION
NOTES TO FINANCIAL STATEMENTS

Note 1 - Nature of Business Operations:

Enviro-Safe Corporation ("Enviro-Safe") provides hazardous waste management services in Massachusetts, Rhode Island, and New Hampshire. It is licensed to transport all categories of toxic and hazardous waste, exclusive of radioactive materials in these states. Enviro-Safe is licensed in Massachusetts and Rhode Island to conduct cleanups of emergency spills.

Note 2 - Summary of Significant Accounting Policies:

Cash and Cash Equivalents

For purposes of the statements of cash flows, Enviro-Safe considers all investment instruments purchased with a maturity of three months or less to be cash equivalents. At December 31, 2002 and 2001 there were no cash equivalents.

Revenue Recognition

Revenue from by-product recovery operations and brokered product is recognized along with the related costs of treatment, disposal and/or transportation at the time of performance of services.

Receivables and Credit Policies

Receivables are obligations due from customers under terms requiring payments up to sixty days from the date goods are delivered, depending on the customer. Enviro-Safe does not accrue interest on unpaid receivables. Customer receivable balances with invoice dates over ninety days old are reviewed for delinquency. Management reviews these accounts taking into consideration the size of the outstanding balance and the past history with the customer. The carrying amount of receivables is reduced by a valuation allowance that reflects management's best estimate of the amount that will not be collected.

Payments of accounts receivable are allocated to specific invoices identified on the customer's remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

Property and Equipment

Property and equipment is recorded at cost and is depreciated using the double declining and straight-line methods over the estimated useful lives of the respective assets. Estimated lives for financial reporting purposes are as follows:

Asset	Estimated Life (Years)
Equipment and Fixtures	5-10
Vehicles	3-5

Expenditures for repairs and maintenance are charged to expense as incurred. For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Income Taxes

Income taxes are accounted for under the asset and liability method prescribed by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred income taxes are recorded for temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities. Deferred tax assets and liabilities reflect the tax rates expected to be in effect for the years in which the differences are expected to reverse. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax asset will not be realized. Deferred income taxes arise from timing differences between financial and tax reporting and relates primarily to depreciation.

ENVIRO-SAFE CORPORATION
NOTES TO FINANCIAL STATEMENTS

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make certain estimates and assumptions. Such estimates and assumptions affect the reported accounts of assets, liabilities and contingent assets and liabilities of the financial statement date, and revenues and expenses during the reporting period. Actual results may differ from the estimates.

Advertising

Advertising costs are expensed as incurred. Advertising expense amounted to $250 in 2002 and $700 in 2001.

Concentration of Credit Risk

Enviro-Safe maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. Enviro-Safe has not experienced any losses in such accounts. Enviro-Safe believes it is not exposed to any significant credit risk on cash and cash equivalents.

Enviro-Safe, at times, has a concentration of their sales with a specific customer or industry. A loss of one of these major customers could adversely impact operating results. During the year ended December 31, 2002, Enviro-Safe had two major customers, one of which was a related party (see note 5) that accounted for 27 percent of total sales. No single customer accounted for more than 10 percent of sales in 2001.

Enviro-Safe may, at times, have a concentration of their accounts receivable with a specific customer. Accounts receivable outstanding relating to three major customers at December 31, 2002 and 2001 amounted to 40 and 49 percent of total receivables, respectively.

Financial Instruments

Enviro-Safe's financial instruments are cash, accounts receivable, accounts payable and long-term debt. The recorded values of cash, accounts receivable, accounts payable and accrued expenses approximate their fair market values based upon their short-term nature. The recorded value of long-term debt approximates their fair market values as interest approximates market rates.

Note 3 - Retirement Plan:

Enviro-Safe has a contributory thrift and savings plan meeting the requirements under Section 401(k) of the internal revenue code covering substantially all employees meeting certain eligibility requirements. Enviro-Safe's contributions for 2002 and 2001 were $5,420 and $7,674, respectively.

Note 4 - Property and Equipment:

The major classes of property and equipment at December 31, are summarized as follows:

	2002	2001
Equipment and Fixtures	$ 24,221	$ 16,205
Vehicles	533,269	275,133
	557,490	291,338
Less Accumulated Depreciation	326,927	248,290
Property and Equipment, Net	$ 230,563	$ 43,048

During the years ended December 31, 2002 and 2001, depreciation expense was $84,095 and $23,766, respectively.

ENVIRO-SAFE CORPORATION
NOTES TO FINANCIAL STATEMENTS

Note 5 - Related Party Transactions:

In October 2001, a stockholder became the sole shareholder, of Enviro-Safe by purchasing 1 share of common stock from the other previous stockholders for $20. At the same time, Enviro-Safe purchased the remaining 14,499 outstanding shares (treasury stock) for $292,480.

In November 2001, the Sole Stockholder purchased an additional 224 shares of Treasury Stock for $4,368 and an affiliated company, (the Affiliated Company), purchased 225 shares of Treasury Stock for $4,387.

The Sole Stockholder was also an employee of the Affiliated Company, which is a stockholder customer and vendor of Enviro-Safe.

Enviro-Safe has a note payable to the Sole Stockholder for $50,000 and $162,400 as of December 31, 2002 and 2001, respectively. The note bears interest at nine percent per annum and is due February 2007. Interest expense on these loans was $8,280 and $2,400 for 2002 and 2001, respectively. The note was repaid in full in connection with the sale of Enviro-Safe (See Note 9).

Included in accounts receivable at December 31, 2002 and 2001 were $42,400 and $90 of amounts due from commonly controlled and owned companies. Sales to these companies amounted to $288,249 and $242 in 2002 and 2001, respectively.

Note 6 - Long-Term Debt:

Long-term debt at December 31, consisted of the following:

	2002	2001
Note payable to Bank, interest at 7.99 percent, paid March 2002, secured by a vehicle.	$ --	$ 3,010
Note payable, interest at 7.99 percent, due February 2005, secured by a vehicle.	9,833	15,565
Note payable, interest at 0 percent, due November 2004, secured by a vehicle.	16,206	24,738
Note payable, interest at 6.1 percent, due September 2007, secured by a vehicle.	69,668	--
Subtotal	95,707	43,313
	2002	2001
Subtotal, carryfoward	$ 95,707	$ 43,313
Note payable, interest at 6 percent, due September 2007, secured by a vehicle.	48,907	--
Note payable, interest at 5.9 percent, due September 2007, secured by a vehicle.	58,791	--
Note payable, interest at 7.1 percent, due November 2007, secured by a vehicle.	68,547	--
Total Long-Term Debt	271,952	43,313
Less Current Maturities	57,994	17,274
Total Long-Term Debt, Net of Current Maturities	$ 213,958	$ 26,039

ENVIRO-SAFE CORPORATION
NOTES TO FINANCIAL STATEMENTS

Aggregate maturities of long-term debt due within the next five years are as follows:

Year	Amount
2003	$ 57,994
2004	61,341
2005	52,225
2006	55,767
2007	44,625
Total	$ 271,952

Note 7 - Income Taxes:

The provision for income tax expense (benefit) consists of the following at December 31:

	2002	2001
Current	$11,533	$7,680
Deferred	14,053	(1,890)
Total	$25,586	$5,790

Enviro-Safe's effective tax rate is different from the statutory rate primarily because of certain expenses, which are not deductible for tax purposes, and income, which is exempt from state and federal income taxes.

The components of deferred tax assets and liabilities are as follows as of December 31:

Deferred Tax Assets	$ --	$ --
Valuation Allowance	--	--
	--	--
Deferred Tax Liability:
Property and Equipment	(17,675)	(3,622)
Net Deferred Tax Liability	$(17,675)	$(3,622)

Note 8 - Commitments:

Enviro-Safe entered into a five-year lease for its operating facility in July 1999. Enviro-Safe has the option to renew the lease for a second and a third five-year term. Rent expense was $19,500 and $18,000 for the years ended December 31, 2002 and 2001, respectively.

The following is a schedule by year of future minimum lease payments, excluding renewal options required under the lease:

Year	Amount
2003	$18,000
2004	10,500
Total	$28,500

Note 9 - Subsequent Event:

In May 2003, Veridium Environmental Corporation, a wholly owned subsidiary of KBF Pollution Management, Inc. ("KBF"), acquired 100 percent of the outstanding equity interest of Enviro-Safe Corporation for approximately $500,000 in equity in KBF. In conjunction with the transaction, the outstanding Shareholder loan payable was repaid in full.

ENVIRO-SAFE CORPORATION
NOTES TO FINANCIAL STATEMENTS

INDEPENDENT AUDITORS' REPORT

To the Members,
Jones Environmental Services, LLC and Subsidiary:

We have audited the accompanying consolidated balance sheets of Jones Environmental Services, LLC and Subsidiary as of December 31, 2002 and 2001 and the related consolidated statements of operations and members' equity (deficiency) and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Jones Environmental Services, LLC and Subsidiary as of December 31, 2002 and 2001 and the results of its operations - consolidated basis and its cash flows - consolidated basis for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/Withum smith+Brown, P.C.
New Brunswick, New Jersey
July 19, 2003

JONES ENVIRONMENTAL SERVICES, LLC AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2002 AND 2001

	2002	2001
ASSETS
Current Assets:
Cash	$ 54,805	$ 33,558
Accounts receivable, net of allowance for doubtful accounts of $-0- in 2002 and $8,770 in 2001	161,697	885,547
Prepaid expenses	19,331	35,494
Total Current Assets	235,833	954,599
Property and Equipment - Net	435,100	259,189
Other Assets:
Goodwill	240,000	--
Capitalized permit costs - net	373,517	65,493
Deferred financing costs - net	1,330	2,783
Deposits	1,950	3,831
Deferred tax assets	25,448	--
Total Other Assets	642,245	72,107
TOTAL ASSETS	$ 1,313,178	$ 1,285,895
LIABILITIES AND MEMBERS' EQUITY (DEFICIENCY)
Current Liabilities:
Accounts payable	$ 80,702	$ 297,459
Accrued expenses	249,400v	386,111
Notes payable to related parties	591,813	559,813
Deferred taxes	12,446	--
Current maturities of long-term debt - related party	100,000	--
Total Current Liabilities	1,034,361	1,243,383
Long-Term Debt, Net of Current Maturities - Related Party	300,000	--
Minority Interests	--	23,756
Members' Equity (Deficiency)	(21,183)	18,756
TOTAL LIABILITIES AND MEMBERS' EQUITY (DEFICIENCY)	$ 1,313,178	$ 1,285,895

The Notes to Consolidated Financial Statements are an integral part of these statements.

JONES ENVIRONMENTAL SERVICE, LLC AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

	2002	2001
Revenues, Net	$ 1,761,423	$ 3,434,353
Cost of Sales	895,663	2,473,427
Gross Profit	865,760	960,926
Operating Expenses:
General and administrative	808,782	688,574
Selling	91,174	111,924
Total Operating Expenses	899,956	800,498
Operating (Loss) Income	(34,196)	160,428
Other Income (Expense):
Interest income	224	11,793
Other income	2,236	1,462
Interest expense	(41,580)	(35,238)
Minority interests	23,756	(28,756)
Total Other Income (Expense), Net	(15,364)	(50,739)
(Loss) Income Before (Benefit from) Provision for Income Taxes	(49,560)	109,689
(Benefit from) Provision for Income Taxes	(9,621)	55,383
Net (Loss) Income	(39,939)	54,306
Members' Equity (Deficiency) - Beginning of Year	18,756	(35,550)
Members' Equity (Deficiency) - End of Year	$ (21,183)	$ 18,756

The Notes to Consolidated Financial Statements are an integral part of these statements.

JONES ENVIRONMENTAL SERVICE, LLC AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2002 AND 2001

	2002	2001
Cash Flows from Operating Activities:
Net (loss) income	$ (39,939)	$ 54,306
Adjustment to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	111,650	56,548
Deferred income taxes	(13,002)	--
Minority interests	(23,756)	28,756
Changes in:
Accounts receivable	723,850	(287,588)
Inventory	--	6,440
Prepaid expenses	16,163	(19,386)
Other assets	1,881	68,119
Accounts payable	(216,757)	18,564
Accrued expenses	(136,711)	95,029
Net Cash Provided by Operating Activities	423,379	20,788
Cash Flows Used In Investing Activities:
Purchase of property and equipment	(212,132)	(8,230)
Cash Flows From Financing Activities:
Purchase of treasury stock by subsidiary	(222,000)	--
Proceeds from loans to related parties	310,000	--
Repayment of loans to related parties	(278,000)	--
Net Cash Used In Financing Activities	(190,000)	--
Net Increase in Cash	21,247	12,558
Cash - Beginning of Year	33,558	21,000
Cash - End of Year	$ 54,805	$ 33,558
Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for:
Interest	$ 33,111	$ 27,824
Income taxes	$ 45,371	$ 18,481
Supplemental disclosure of non cash financing and investing activities:
Acquisition of minority interest through issuance of long-term debt in the amount of $400,000 and cash of $222,000 were allocated to assets as follows:
Permits	$ 382,000	$ --
Goodwill	$ 240,000	$ --

The Notes to Consolidated Financial Statements are an integral part of these statements.

JONES ENVIRONMENTAL SERVICES, LLC AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS

Note 1 - Nature of Business Operations:

Jones Environmental Services, LLC and Subsidiary ("JES") is engaged in the business of handling and disposing of hazardous waste through a permitted treatment storage and disposal facility located in Lowell, Massachusetts.

Note 2 - Summary of Significant Accounting Policies:

Principles of Consolidation

The consolidated financial statements of JES include the accounts of Jones Environmental Services, LLC and its wholly-owned subsidiary, Jones Environmental Services (Northeast), Inc. Prior to March 2002, the subsidiary was 50 percent owned, but is included in the consolidated financial statements due to the Company's control of the subsidiary's operations. All significant intercompany transactions and balances have been eliminated.

Cash and Cash Equivalents

For purposes of the statements of cash flows, JES considers all investment instruments purchased with a maturity of three months or less to be cash equivalents. At December 31, 2002 and 2001 there were no cash equivalents.

Revenue Recognition

Revenue from by-product recovery operations and brokered product is recognized along with the related costs of treatment, disposal and/or transportation at the time of performance of services. Revenue from the direct sale of recovered commodities is recognized when title of the product passes.

Deferred Financing Costs

Deferred financing costs, which represent charges associated with obtaining long-term financing, are capitalized. Costs associated with financing arrangements that are abandoned are written off in the period the potential financing effort is discontinued. Amortization of the financing costs begins when JES obtains its financing. At December 31, 2002 and 2001, accumulated amortization amounted to $5,927 and $4,474, respectively. Amortization expense for the years ended December 31, 2002 and 2001 amounted to $1,453. Projected amortization expense for 2003 is $1,330.

Capitalized Permit Costs

JES has incurred costs as part of the application process required to obtain a number of operating permits. These costs are amortized over the life of the permits upon the commencement of operations under each permit.

Receivables and Credit Policies

Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within thirty days from the invoice date. Accounts receivable are stated at the amount billed to the customer. Interest is not billed or accrued. Accounts receivable in excess of ninety days old are considered delinquent. Payment of accounts receivable are allocated to the specific invoices identified on the customer's remittance advice or, if unspecified, are applied to the oldest unpaid invoices.

The carrying amount of accounts receivable is reduced by a valuation allowance that reflects JES' best estimate of the amounts that may not be collected. This estimate is based on reviews of all balances in excess of ninety days from the invoice date. Based on this assessment of current creditworthiness, JES estimates the portion, if any, of the balance that will not be collected. Management also considers the need for additional general reserves. JES reviews its valuation allowance on a quarterly basis.

JONES ENVIRONMENTAL SERVICES, LLC AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS

Property and Equipment

Property and equipment is recorded at cost and is depreciated using the double declining and straight-line methods over the estimated useful lives of the respective assets. Estimated lives for financial reporting purposes are as follows:

Asset	Estimated Life (Years)
Buildings and Improvements	10-39
Equipment and Fixtures	5-7
Vehicles	3-5

Expenditures for repairs and maintenance are charged to expense as incurred. For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any resulting gain or loss is reflected in income for the period.

Goodwill

Goodwill resulted from redemption of all outstanding shares owned by the acquisition of a former minority owner's interest in the Jones Environmental (NE) Inc. In accordance with Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" (SFAS No. 142), effective January 1, 2002, goodwill and intangible assets with indefinite lives are no longer being amortized but are subject to impairment by applying a fair value based test. Prior to 2002, under SFAS No. 142, goodwill was amortized using the straight-line method over its estimated period of benefit of 15 years.

In accordance with SFAS No. 142, JES reviews the carrying value of goodwill and intangible assets with indefinite lives annually or in certain circumstances. JES measures impairment losses by comparing carrying value to fair value. Fair value is determined using the vest information available, which consists of reviewing prices for similar businesses.

Income Taxes

Income taxes are accounted for under the asset and liability method prescribed by Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Deferred income taxes are recorded for temporary differences between financial statement carrying amounts and the tax basis of assets and liabilities. Deferred tax assets and liabilities reflect the tax rates expected to be in effect for the years in which the differences are expected to reverse. A valuation allowance is provided if it is more likely than not that some or all of the deferred tax asset will not be realized. Deferred income taxes arise from timing differences between financial and tax reporting, and relates primarily to depreciation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America require management to make certain estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets, liabilities, and disclosure of contingent asset and liabilities at the dates of the financial statements, and revenues and expenses during the reporting periods. Actual results may differ from the estimates.

Advertising

Advertising costs are expensed as incurred. Advertising expense amounted to $195 in 2002 and $1,945 in 2001.

JONES ENVIRONMENTAL SERVICES, LLC AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS

Concentration of Credit Risk

JES maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts. JES believes it is not exposed to any significant credit risk on cash and cash equivalents.

Sales during 2002 and 2001 from the Company's largest customer (R.M. Jones & Company, Inc., a related party) were approximately 93 percent and 67 percent, respectively, of the total sales. At December 31, 2002 and 2001, the aggregate accounts receivable from this customer approximated 99 percent and 60 percent, respectively, of total receivables.

Retirement Plan

JES has a contributory thrift and savings plan qualifying under Section 401(k) of the Internal Revenue Code. The plan covers salaried employees meeting certain eligibility requirements. JES' contributions for 2002 and 2001 were $14,996 and $2,361, respectively.

Note 3 - Acquisitions:

JES effectively acquired 100 percent interest in Jones Environmental (NE), Inc in March 2002, when the subsidiary redeemed all outstanding shares of common stock from the minority shareholder. Prior to that date, JES owned 50 percent of the entity and recorded the appropriate minority interest liability. The acquisition was recorded using the purchase method of accounting.

Note 4 - Capitalized Permit Costs:

The costs and accumulated amortization of capitalized permit costs as of December 31, are summarized as follows:

	2002	2001
Patents and License Fees	$ 546,872	$ 164,872
Less Accumulated Amortization	173,355	99,379
Patents and License Fees, Net	$ 373,517	$ 65,493

Amortization expense amounted to $73,976 and $32,972 for the years ended December 31, 2002 and 2001, respectively. Projected amortization expense for the years ending December 31, is approximately as follows: 2003- $108,000; 2004 - $76,000; 2005 - $76,000; 2006 - $76,000 and 2007 - $36,000.

Note 5 - Property and Equipment:

The major classes of property and equipment at December 31, are summarized as follows:

	2002	2001
Land	$ 20,000	$ 20,000
Building and Improvements	394,866	250,608
Equipment and Fixtures	103,681	64,852
Vehicles	34,045	5,000
	552,592	340,460
Less Accumulated Depreciation	117,492	81,271
Property and Equipment, Net	$ 435,100	$ 259,189

During the years ended December 31, 2002 and 2001, depreciation expense was $36,221 and $22,123, respectively.

JONES ENVIRONMENTAL SERVICES, LLC AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS

Note 6 - Related Party Transactions:

JES conducts business with several companies either directly or indirectly owned by the members or under common management. Included in cost of sales are purchases from related companies in the amount of $-0- and $689 for the years ended December 31, 2002 and 2001, respectively. Sales to these companies amounted to $1,677,525 and $2,425,833 for 2002 and 2001, respectively.

Included in the consolidated balance sheets at December 31, 2002 and 2001 are accounts receivable in the amount of $160,615 and $518,375 and included in accounts payable is $14,819 and $12,219 of amounts due from/to affiliated companies, respectively.

The demand notes payable to related parties are as follows at December 31:

	2002	2001
R.M. Jones & Company, Inc. (Interest at 6%)	$ 281,813	$ 281,813
R.M. Jones & Company, Inc. (Interest at 9%)	130,000	--
Green Management Corp. (Interest at 9%)	116,400	--
James Green (Interest at 9%)	63,600	--
Lowell Properties, LLC (Interest at 6%)	--	278,000
	$ 591,813	$ 559,813

The accrued interest at December 31, 2002 and 2001 is $13,735 and $67,176, respectively, and is included in accrued expenses. Interest expense on related party loans amounted to $41,580 and $35,238, respectively, in 2002 and 2001.

On March 1, 2002, JES' subsidiary redeemed the 250 shares of stock owned by the minority shareholder for $622,000. The Company paid $222,000 at the closing and signed a promissory note (interest free) agreeing to pay the shareholder $100,000 annually for the next four years commencing March 1, 2003.

Consulting Agreement

JES had a consulting agreement with R.M. Jones & Company, Inc. to provide management services. JES incurred an expense of $10,000 in 2002 and $60,000 in 2001. The agreement was suspended in March 2002.

Note 7 - Commitments and Contingencies:

As part of the agreement to purchase the stock of Geochem, Inc. from William Connor in November 1988 (name changed to Jones Environmental Services (Northeast), Inc.), JES agreed to pay International Resources, Ltd. a consulting fee of $200,000, payable over a period of six years in seventy-two monthly payments of $2,778. These payments were contingent upon the issuance by the Department of Environmental Protection of the Commonwealth of Massachusetts of the RCRA Part B Permit (Hazardous Waste Treatment Storage and Disposal Facility Permit) to JES' subsidiary. The Part B Permit was issued in August 2000, and the consulting agreement payments commenced at that time.

JES leases equipment under operating leases that expire over the next four years. The lease obligations are as follows:

Year	Amount
2003	$ 18,093
2004	13,252
2005	3,276
2006	1,638
Total	$ 36,259

Rent expense was $18,093 in 2002 and $17,174 in 2001.

JES is subject to an environmental clean-up order mandated by the Commonwealth of Massachusetts. Management, along with its professional advisor, have estimated that additional cost of $63,716 will be incurred during 2003 and 2004. These costs have been accrued as of December 31, 2002, and are included in accrued expenses.

JONES ENVIRONMENTAL SERVICES, LLC AND SUBSIDIARY
NOTES TO FINANCIAL STATEMENTS

Note 8 - Income Taxes:

The provision for income tax expense (benefit) consists of the following:

	2002	2001
Current	$ 3,381	$ 55,383
Deferred	(13,002)	--
Total	$(9,621)	$ 55,383

The Company's total deferred tax liability, asset and deferred tax asset valuation allowance at December 31, are as follows:

	2002	2001
Total Deferred Tax Liability:
Property and equipment	$ (12,446)	$ --
Total Deferred Tax Asset:
Deferred expenses	25,448	--
Less Valuation Allowance	--	--
Net Deferred Tax Liability Asset	$ 13,002	$ --

The Company's effective tax rate is different from the statutory rate primarily because of certain expenses, which are not deductible for tax purposes, and income, which is exempt from state and federal income taxes.

Note 9 - Subsequent Event:

In May 2003, Veridium Environmental Corporation, a wholly owned subsidiary of KBF Pollution Management, Inc., acquired 100 percent of the outstanding equity interest of the Jones Environmental Services, LLC.

ENVIRONMENTAL SERVICES BUSINESS UNIT OF R.M. JONES AND COMPANY, INC.

INTERIM UNAUDITED CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2003

ENVIRONMENTAL SERVICES BUSINESS UNIT OF R.M. JONES AND COMPANY, INC.
UNAUDITED STATEMENTS OF ASSETS ACQUIRED AND LIABILITIES ASSUMED
MARCH 31, 2003 AND 2002

	2003	2002
ASSETS AQUIRED
Current	$ 1,954,260	$ 1,562,769
Accounts receivable, net	6,825	12,620
Prepaid expenses	8,843	5,574
Total Current Assets	1,969,928	1,580,963
Property and Equipment, Net	79,488	125,445
Due from affiliates	425,891	338,860
TOTAL ASSETS AQUIRED	2,475,307	2,045,268
LIABILITIES
Current
Accounts payable	1,380,726	1,097,500
Current maturities of long-term debt	21,966	39,829
Note payable - bank	741,596	654,231
Accrued expenses	92,968	117,929
Taxes payable	21,400	--
Total Current Liabilities	2,258,656	1,909,489
Long-term Debt, Net of Current Maturities	11,682	28,073
TOTAL LIABILITIES ASSUMED	$ 2,270,338	$ 1,937,562

See accompanying notes to unaudited financial statements.

ENVIRONMENTAL SERVICES BUSINESS UNIT OF R.M. JONES AND COMPANY, INC.
UNAUDITED STATEMENTS OF RELATED REVENUES AND EXPENSES
FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002

	2003	2002
Revenues	$ 2,650,108	$2,169,838
Cost of revenues	2,075,740	1,617,823
Gross Profit	574,368	552,015
Operating Expenses:
General and administrative	185,825	162,673
Selling and research and development	351,228	264,690
Total Operating Expenses	537,053	427,363
Operating Income	37,315	124,652
Miscellaneous income, net	1,799	21,366
Interest income (expense)	(8,855)	(8,368)
Total Other Income (Expense) Net	(7,056)	12,998
Income before Provision for Income Taxes	30,259	137,650
Provision for Income Taxes	--	--
Net Income	$ 30,259	$ 137,650

See accompanying notes to unaudited financial statements.

ENVIRONMENTAL SERVICES BUSINESS UNIT OF R.M. JONES AND COMPANY, INC.
INTERIM UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2003

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and include the results of the Environmental Services Business Unit of R.M. Jones and Company, Inc. (the "Jones Business"). Accordingly, certain information and footnote disclosures required in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. In the opinion of the Jones Business' management, the accompanying unaudited financial statements contain all adjustments (consisting only of normal recurring adjustments) which the company considers necessary for the fair presentation of the Jones Business' financial position as of March 31, 2003 and 2002 and the results of its operations for the three month periods ended March 31, 2003 and March 31, 2002. Results for the interim period are not necessarily indicative of results that may be expected for the entire year.

ENVIRO-SAFE CORPORATION

INTERIM UNAUDITED CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2003

ENVIRO-SAFE CORPORATION
UNAUDITED BALANCE SHEETS
MARCH 31, 2003 AND 2002

	2003	2002
ASSETS
Current	$ 22,131	$ 23,747
Accounts receivable, net	226,341	142,337
Prepaid expenses	7,228	9,953
Total Current Assets	255,700	176,037
Property and Equipment, Net	204,085	52,364
TOTAL ASSETS	459,785	228,401
LIABILITIES & STOCKHOLDERS (DEFICIENCY)
Current Liabilities:
Accounts payable	167,878	146,215
Current maturities of long-term debt	--	40,057
Stockholders loans payable	100,000	100,000
Taxes Payable	17,675	11,845
Total Current Liabilities	285,553	298,117
Long-term Debt, Net of Current Maturities	207,868	--
Stockholders Equity (Deficiency):
Common Stock, no par value, 15,000 shares authorized and issued, 450 shares outstanding	7,600	7,600
Retained Earnings	242,489	206,409
	250,089	214,009
Less treasury stock of 14,550 shares, at cost	(283,725)	(283,725)
Total Stockholders (Deficiency)	(33,636)	(69,716)
TOTAL LIABILITIES & STOCKHOLDERS (DEFICIENCY)	$ 459,785	$ 228,401

See accompanying notes to unaudited financial statements.

ENVIRO-SAFE CORPORATION
UNAUDITED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002

	2003	2002
Revenues	$ 342,299	$ 331,352
Cost of revenues	267,637	254,585
Gross Profit	74,662	76,767
Operating Expenses:
General and administrative	70,255	47,133
Selling and research and development	6,212	5,964
Total Operating Expenses	76,467	53,097
Operating Income (Loss)	(1,805)	23,670
Other Income (Expense):
Interest income (expense)	(5,721)	(2,734)
Total Other Income (expense) Net	(5,721)	(2,734)
Income (Loss) Before Provision for Income Taxes	(7,526)	20,936
(Benefit from) Provision for Income Taxes	--	6,397
Net Income (Loss)	$ (7,526)	$ 14,539

See accompanying notes to unaudited financial statements.

ENVIRO-SAFE CORPORATION.
UNAUDITED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002

	2003	2002
Cash Flows From Operating Activities:
Net Income	$ (7,526)	$ 14,539
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation:	26,478	4,950
Changes in:
Accounts receivable	23,255	38,644
Prepaid expenses	150	(1,453)
Deposits	--	150
Accounts payable	32,690	75,989
Accrued expenses	(61,714)	(52,664)
Deferred taxes	(17,675)	(3,622)
Net Cash Provided (Used) by Operating Activities	(4,342)	76,533
Cash Flow Used in Investing Activities:
Purchases of Property and Equipment	--	(14,266)
Cash Flow From Financing Activities:
Repayment of stockholder loan	(50,000)	(62,400)
Proceeds from long-term debt	42,006	22,783
Payment of long-term debt	(6,090)	26,039)
Net Cash Used in Financing Activities	(14,084)	(65,656)
Net Change in Cash	(18,426)	(3,389)
Cash at Beginning of Period	40,557	27,136
Cash at End of Period	$ 22,131	$ 23,747
Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for:
Interest	$ 5,720	$ 3,775

See accompanying notes to unaudited financial statements.

ENVIRO-SAFE CORPORATION
INTERIM UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2003

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and includes the results of Enviro-Safe Corporation ( the "Company" "Enviro-Safe"). Accordingly, certain information and footnote disclosures required in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. In the opinion of Enviro-Safe's management, the accompanying unaudited financial statements contain all adjustments (consisting only of normal recurring adjustments) which the company considers necessary for the fair presentation of Enviro-Safe's financial position as of March 31, 2003 and 2002 and the results of its operations and its cash flows for the three month periods ended March 31, 2003 and March 31, 2002. Results for the interim period are not necessarily indicative of results that may be expected for the entire year.

JONES ENVIRONMENTAL SERVICES, LLC AND SUBSIDIARY

INTERIM UNAUDITED CONDENSED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2003

JONES ENVIRONMENTAL SERVICES, LLC AND SUBSIDIARY
UNAUDITED CONSOLIDATED BALANCE SHEET
MARCH 31, 2003 AND 2002

	2003	2002
ASSETS
Current
Cash	$ 11,789	$ (55,856)
Accounts receivable, net	94,696	373,961
Prepaid expenses	48,118	43,906
Total Current Assets	154,603	362,011
Property and Equipment, Net	424,623	408,231
Other Assets:
Goodwill	240,000	240,000
Capitalized permit costs-net	393,483	437,285
Deferred financing costs-net	5,958	4,390
Deferred tax assets	25,448	--
Security deposits	1,950	3,831
Total Other Assets	666,839	685,506
TOTAL ASSET	$1,246,065	$1,455,748
LIABILITIES & MEMBERS' EQUITY (DEFICIENCY)
Current Liabilities:
Accounts payable	$171,552	$335,799
Accrued expenses	132,689	121,437
Taxable payable	3,381	--
Notes due to related parties	591,813	480,000
Deferred taxes	--	--
Current maturities of long-term debt-related parties	100,000	--
	999,435	937,236
Long-term Debt, Net of Current Maturities-Related Parties	300,000	461,813
Minority Interests	--	23,756
Members' Equity (Deficiency)	(53,370)	32,943
TOTAL LIABILITIES & MEMBERS' EQUITY (DEFICIENCY)	$ 1,246,065	$ 1,445,748

See accompanying notes to unaudited financial statements.

JONES ENVIRONMENTAL SERVICES, LLC AND SUBSIDIARY
UNAUDITED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002

	2003	2002
Revenues	$ 398,162	$ 700,385
Cost of Revenues	22,739	410,823
Gross Profit	375,423	289,562
Operating Expenses:
General and administrative	320,327	180,706
Selling and research and development	87,483	89,721
Total Operating Expenses	407,810	270,427
Operating Income (Loss)	(32,387)	19,135
Miscellaneous income, net	--	1,855
Minority interest	--	23,756
Interest income (expense)	--	(6,800)
Total Other Income (Expense) Net	--	18,811
Net Income (Loss) Before Provision for Income Taxes	(32,387)	37,946
(Benefit from) Provision for Income Taxes	--	--
Net Income (Loss)	$ (32,387)	$ 37,946

See accompanying notes to unaudited financial statements.

JONES ENVIRONMENTAL SERVICES, LLC AND SUBSIDIARY
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE THREE MONTHS ENDED MARCH 31, 2003 AND 2002

	2003	2002
Cash Flows From Operating Activities:
Net Income (Loss)	$ (32,387)	$ 37,946
Adjustments to reconcile net income (Loss) to net cash provided by operating activities:
Depreciation and amortization	18,399	11,631
Changes in:
Accounts receivable	67,001	511,586
Prepaid expenses	(28,787)	(8,412)
Deposits	--	--
Deferred financing costs	(4,628)	(1,607)
Accounts payable	90,850	14,581
Accrued expenses	(113,330)	(264,674)
Deferred taxes	(12,446)	--
Net Cash Provided (Used) by Operating Activities	(15,328)	301,051
Cash Flow Used in Investing Activities:
Purchases of Property and Equipment	(27,688)	(168,465)
Cash Flow From Financing Activities:
Purchase of treasury stock by subsidiary	--	(222,000)
Repayment of loans to related parties	--	--
Proceeds from loans to related parties	--	--
Net Cash Used in Financing Activities	--	(222,000)
Net Change in Cash	(43,016)	(89,414)
Cash at Beginning of Period	54,805	33,558
Cash at End of Period	$ 11,789	$ (55,856)
Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for:
Interest	$ --	$ 1,390
Supplemental disclosure of non cash financing and investing activities:
Acquisition of minority interest through issuance of long-term debt in the amount of $400,000 and cash of $222,000 were allocated to assets as follows:
Permits	$ 382,000	$ --
Goodwill	$ 240,000	$ --

See accompanying notes to unaudited financial statements.

JONES ENVIRONMENTAL SERVICES, LLC AND SUBSIDIARY
INTERIM UNAUDITED CONDENSED FINANCIAL STATEMENTS
FOR THE THREE MONTHS ENDED MARCH 31, 2003

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and include the results of Jones Environmental Services, LLC and Subsidiary (the "Jones Business"). Accordingly, certain information and footnote disclosures required in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. In the opinion of the Jones Business' management, the accompanying unaudited financial statements contain all adjustments (consisting only of normal recurring adjustments) which the company considers necessary for the fair presentation of the Jones Business' financial position as of March 31, 2003 and 2002 and the results of its operations for the three month periods ended March 31, 2003 and March 31, 2002. Results for the interim period are not necessarily indicative of results that may be expected for the entire year.

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

On May 6, 2003, KBF Pollution Management , Inc. ("the Company ") completed its acquisition of the Environmental Services Business Unit of R.M. Jones and Company, Inc., Enviro-Safe Corporation and Jones Environmental Services, LLC and Subsidiary ("the Businesses") pursuant to Asset Purchase Agreements (the "Agreement") dated December 11, 2002 and amended April 25, 2003 and May 2, 2003. Under the terms of the agreement, the Company paid approximately $ 1.25 million in cash and about $2.86 million in debt and equity in KBF. The Agreement does allow for an adjustment to the overall purchase price based on the working capital at closing.

The following unaudited pro forma financial statements of the Company present the unaudited pro forma combined statements of operations for the twelve months ended December 31, 2002, the three months ended March 31, 2003 and the unaudited pro forma combined balance sheet at March 31, 2003, as if the acquisition of the Businesses had occurred on January 1, 2002.

The pro forma adjustments represent, in the opinion of management, all adjustments necessary to present the Company's pro forma results of operations and financial position in accordance with Article 11 of SEC Regulation S-X base upon available information and certain assumptions considered reasonable under the circumstances.

The unaudited pro forma financial statements presented herein do not purport to present what the Company's financial position or results of operations would actually have been had the events leading to the pro forma adjustments in fact occurred on the date or at the beginning of the periods operations for any future date or period.

The Businesses statement of operations included in the accompanying pro forma statement of operations were derived from unaudited quarterly financial data.

The unaudited pro forma financial statements should be read in conjunction with the audited financial statements of the Company and the notes thereto and management's discussion and analysis thereof, included in the Company's annual and quarterly reports and the Businesses financial statements included herewith.

KBF POLLUTION MANAGEMENT, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA BALANCE SHEET
MARCH 31, 2003

	KBF Pollution Management, Inc. and Subsidiaries	Environmental Services Business Unit of R.M. Jones and Company, Inc.	Jones Environmental Services LLC and Subsidiary	Enviro-Safe Corporation		Pro Forma Adjustments	Pro Forma
ASSETS
Current
Cash	58,657	--	11,789	22,131	-	--	92,577
Accounts receivable, net	395,713	1,954,260	94,696	226,341	(3)	(250,000)	2,421,010
Inventories	9,943	--	--	--	-	--	9,943
Prepaid expenses	207,068	6,825	48,118	7,228	-	--	269,239
Other assets	9,766	8,843	--	--	-	--	18,609
Total Current Assets	681,147	1,969,928	154,603	255,700	-	(250,000)	2,811,378
Property and Equipment, Net	4,167,475	79,488	424,623	204,085	(4)	1,890,000	2,985,671
Other Assets:
Goodwill	--	--	240,000	--	(2)	4,463,638	4,703,638
Due from affiliates	--	425,891	--	--	(1)	(411,813)	14,078
Licenses and patents	5,333,012	--	--	--	-	--	5,333,012
Permit costs	55,929	--	393,483	--	(2)	275,000	724,412
Deferred tax asset	--	--	25,448	--	-	--	25,448
Financing costs, net	222,811	--	5,958	--	-	--	228,769
Security deposit	63,032	--	1,950	--	-	--	64,981
Total Other Assets	5,674,784	425,891	666,839	--	-	4,326,825	11,094,338
TOTAL ASSETS	10,523,406	2,475,307	1,246,065	459,785	-	2,186,825	16,891,387
LIABILITIES
Current
Accounts payable	1,882,831	1,380,726	171,552	167,878	(3)	(250,000)	3,352,987
Due to affiliates	441,817	--	591,813	--	(1),(2)	(591,813)	441,817
Current maturity of LTD	642,849	21,966	100,000	100,000	(2),(5)	100,000	964,813
Line of credit	--	741,596	--	--	(2),(4)	1,139,000	1,880,596
Accrued expenses	--	92,968	136,070	--	-	--	229,038
Taxable payable	--	21,400	--	17,675	-	--	39,075
Other	75,078	--	--	--	-	--	75,078
	3,042,573	2,258,656	999,435	285,553	-	397,187	6,983,404
Long Term
LTD Less Current Maturities	1,500,000	11,682	300,000	207,868	(2),5	2,950,000	4,969,550
Other	151,551	--	--	--	-	--	151,551
Total Long-Term Debt	1,651,551	11,682	300,000	207,868		2,950,000	5,121,101
STOCKHOLDERS EQUITY
Common stock	18,921,243	--	--	7,600	(2),4	1,050,000	17,878,843
Retained earnings	(13,079,133)	--	(53,370)	242,489	-	(189,119)	(13,079,133)
Treasury stock	(12,828)	--	--	(283,725)	-	283,725	(12,828)
	5,829,282	--	50,946	33,636	-	(955,394)	4,786,882
TOTAL LIABILITIES & RETAINED EARNINGS	10,523,406	2,270,339	1,246,065	459,785	-	2,391,793	16,891,387

See accompanying notes to unaudited pro forma Balance Sheet.

KBF POLLUTION MANAGEMENT, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2002

	KBF Pollution Management, Inc. and Subsidiaries	Environmental Services Business Unit of R.M. Jones and Company, Inc.	Jones Environmental Services LLC and Subsidiary	Enviro-Safe Corporation		Pro Forma Adjustments	Pro Forma
Revenues	$ 3,980,391	$ 9,796,374	$ 1,761,453	$ 1,795,453	(1)	$ (2,681,063)	$14,652,578
Cost of Revenues	3,781,496	7,550,158	895,663	1,435,545	(1),(2)	(2,606,063)	11,056,799
Gross Profit	198,895	2,246,216	865,760	359,908	-	--	3,595,779
Operating Expenses:
General and administrative	2,258,258	784,134	808,782	234,049	(2)	(240,000)	3,845,223
Selling and research and development	251,572	1,360,195	91,174	29,482	-	--	1,732,423
Loss on impairment of long-lived assets	2,541,748	--	--	--	-	--	2,541,748
	5,051,578	2,144,329	899,956	263,531	-	(240,000)	8,119,394
Operating Income (Loss)	(4,852,683)	101,887	(34,196)	96,377	-	240,000	(4,523,615)
Write-off of deferred financing costs	(335,403)	--	--	--	-	--	(335,403)
Write-off of fixed assets	(156,955)	--	--	--	-	--	(156,955)
Commission income	--	16,828	--	--	-	--	16,828
Miscellaneous income, net	35,813	23,314	2,236	--	-	--	61,363
Allocated expense	--	(34,381)	--	--	(2)	34,381	--
Minority interest	--	--	23,756	--	-	--	23,756
Interest income (expense)	(152,916)	25,684	(41,236)	(12,646)	(3)	7,800	(173,434)
Total Other Income	(609,461)	31,445	(15,364)	(12,646)	-	42,181	(563,845)
Income (Loss) Before Provision for Income Taxes	(5,462,144)	133,332	(49,560)	83,731	-	207,181	(5,087,460)
(Benefit from) Provision for Income Tax	1,954	--	(9,621)	25,586	-	--	17,919
Net Income (Loss)	$(5,464,098)	$ 133,332	$ (39,939)	58,145	-	$ 207,181	$(5,105,379)

See accompanying notes to unaudited pro forma Statement of Operations.

KBF POLLUTION MANAGEMENT, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2003

	KBF Pollution Management, Inc. and Subsidiaries	Environmental Services Business Unit of R.M. Jones and Company, Inc.	Jones Environmental Services LLC and Subsidiary	Enviro-Safe Corporation		Pro Forma Adjustments	Pro Forma
Revenues	$ 1,010,694	$ 2,650,108	$ 398,162	$ 342,299	(1)	$ (822,650)	$ 3,578,613
Cost of Revenues	815,356	2,075,740	22,739	267,637	(1),(2)	(803,800)	2,377,572
Gross Profit	195,338	574,368	375,423	74,662	-	(18,750)	1,201,041
Operating Expenses:
General and administrative	362,136	185,825	320,327	70,255	(2)	(70,000)	868,543
Selling and research and development	117,626	351,228	87,483	6,212	-	--	562,539
	479,752	537,053	407,810	76,467	-	(70,000)	1,413,082
Operating Income (Loss)	(284,414)	37,315	(32,387)	(1,805)	-	51,2500	(230,041)
Miscellaneous Income, Net	--	1,799	--	--	-	--	1,799
Interest Income (Expense)	(42,846)	(8,855)	--	(5,721)	(3)	1,950	(55,472)
Total Other Income (Expense) Net	(42,846)	(7,056)	--	(5,721)	-	1,950	(53,673)
Income (Loss) Before Provision for Income Taxes	(327,260)	30,259	(32,387)	(7,526)	-	53,200	(283,714)
(Benefit from) Provision for Income Tax	200	--	--	--	-	--	200
Net Income (Loss)	$ (327,460)	$ 30,259	$ (32,387)	$ (7,526)	-	$ 53,200	$ (283,914)

See accompanying notes to unaudited pro forma Statement of Operations.

NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS

Notes to unaudited pro forma balance sheet at March 31, 2003.

(1) Represents the elimination and payoff of related party debt based on the entities being combined.

(2) This adjustment represents the purchase price paid for the three businesses purchased. The Company paid approximately $1.25 million in cash and about $2.86 million in debt and equity in KBF.

(3) Represents the elimination of intercompany receivables and payables of the combined businesses.

(4) Property and equipment is shown without the value of the assets acquired by the Company in its acquisition of Vulcan Waste Systems, Inc., due to the fact that the acquisition is subject to reversal.

(5) Approximately $750,000 of additional debt was raised to facilitate the purchase of the three businesses.

Notes to unaudited pro forma statement of operations for the twelve months ended December 31, 2002 and three months ended March 31, 2003.

(1) Elimination of intercompany revenues and costs of revenues.

(2) Represents expenses the Company estimates would not be incurred had it operated the business for the period presented offset by amortization of permit costs amortized over a life of seven years.

(3) Represents interest expense on debt, which would not have been outstanding for the period presented offset by the interest expense on acquisition debt as if the transaction took place at the beginning of the period presented.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBF POLLUTION MANAGEMENT, INC.

By: /s/ JOHN C. ARMAS
JOHN C. ARMAS
Chief Financial Officer

Dates: July 28, 2003